Exhibit 10.1 BED BATH & BEYOND INC. 650 Liberty Avenue Union, NJ 07083 June 29, 2022 Ms. Sue E. Gove Bed Bath & Beyond Inc. 650 Liberty Avenue Union, N.J. 07083 Sue: We write to set forth our agreement (this “Agreement”) with respect to your employment as the Interim Chief Executive Officer of Bed Bath & Beyond Inc. (the “Company”). 1. Duties. The Company hereby agrees to employ you, and you agree to be employed by the Company, on the terms and conditions hereinafter set forth. Effective as of June 23, 2022, you shall serve as the Company’s Interim Chief Executive Officer. You will perform such duties customarily performed by persons situated in similar executive capacities and as may from time to time be assigned to you by the Company’s Board of Directors (the “Board”). You will also remain a member of the Board for so long as you serve as Interim Chief Executive Officer. You agree to serve the Company faithfully, diligently and competently, and to devote your full working time, energy and skill to the Company’s business, provided, that you will be permitted to (i) continue to serve as a member of the public company boards of directors on which you currently serve, and (ii) serve in any capacity with any professional, educational, philanthropic, public interest, charitable or community organization, in the case of each of clauses (i) and (ii), so long as such activities are reasonable and customary and do not significantly interfere or conflict with your duties and obligations as the Company’s Interim Chief Executive Officer. 2. Compensation. A. The Company will pay you an annual salary at a rate of $1,400,000 per annum, less applicable withholdings for taxes, payable in accordance with the Company’s customary payroll practices from time to time in effect. B. You will receive an award of restricted stock units to be settled in cash in the form attached hereto as Exhibit A (the “Award Agreement”) covering a number of shares of Company common stock with a value of $2,600,000 based on the volume-weighted average closing price of a share of the Company’s common stock over the twenty (20) trading day period ending immediately prior to the grant date of such award (the “Stock Award”). The Stock Award shall be subject to the terms and conditions of the Award Agreement and the Company’s 2018 Incentive Compensation Plan. C. The Company will reimburse you on a tax neutral basis for all reasonable out-of-pocket business, entertainment and travel expenses incurred by you in connection with the performance of your duties hereunder, including travel to, and accommodations while working at, the Company’s headquarters in New Jersey, in accordance with the Company’s travel and expense reimbursement policies from time to time in effect. Notwithstanding the foregoing, the Company anticipates that you will travel on a weekly or near-weekly basis between your home in Texas and the Company’s headquarters and agrees to reimburse the cost of Business Class Airfare (or to the extent business class is not reasonably available, First Class Airfare). D. You will be entitled to participate in such privileges and in such insurance and other benefit programs (other than the Company’s short-term and long-term incentive programs) as are generally made available to the Company’s employees to the extent you meet the eligibility requirements for such privileges and programs. You will be entitled to take vacations in accordance with the Company’s vacation policy for senior executives from time to time in effect. 3. At-Will Employment; Termination of Employment. A. Your employment by the Company as Interim Chief Executive Officer shall be for an initial one-year term, unless earlier terminated by the Company. Notwithstanding the foregoing, your employment is at-will, and you and the Company shall have the right to terminate your employment at any time for any reason or no reason. B. Notwithstanding the foregoing, upon certain qualifying terminations of employment, provided that you have complied with the obligation to deliver a Release pursuant to Paragraph 3(c) and not breached the provisions of Paragraph 4 hereof, your Stock Award shall vest in full or in part as set forth in the Award Agreement. C. In consideration for the vesting of your Stock Award pursuant to Paragraph 3(B), you shall deliver to the Company, within twenty-one (21) days (or, if applicable, forty-five (45) days) of the termination of your employment, a fully executed release agreement (the form of which release agreement shall be commercially reasonable) which shall fully and irrevocably release and discharge the Company, its officers, directors, employees and agents from any and all claims, charges, complaints, and liabilities of any kind, known or unknown which you have or may have against any of the foregoing parties, and shall contain commercially reasonable mutual nondisparagement provisions (except that, with respect to the Company’s nondisparagement obligations, such obligations shall be solely to inform its officers and directors that the Company is subject to a non-disparagement provision) (the “Release”). 4. Confidentiality. A. During or after your employment by the Company and thereafter, you agree that you will not, whether alone or in association with any other person, directly or indirectly, knowingly divulge, furnish or make accessible to any third person or organization other than in the regular course of the Company’s business any confidential information concerning the Company or its subsidiaries or its or their business, including, without limitation, confidential methods of operation and organization, confidential sources of supply and customer or other mailing lists. B. The provisions of this paragraph 4 shall survive the end of the term of your employment hereunder. You acknowledge that any remedy at law for a breach or threatened breach of any of the provisions of this paragraph 4 may be inadequate and that accordingly the Company shall be entitled to seek an injunction or specific performance or any other mode of equitable relief. 5. Miscellaneous. A. The Company shall pay or reimburse you for the full amount of your reasonable legal fees incurred in connection with the negotiation of and entry into this Agreement. B. To the maximum extent permitted by law, you will be indemnified under the Company’s Certificate of Incorporation and Bylaws while serving as Interim Chief Executive Officer, and you will continue to be covered by the Company’s Directors and Officers liability insurance policies in accordance with their terms. C. The Company may, at its option and for its benefit, obtain insurance with respect to your death, disability or injury. You agree to submit to such physical examinations and supply such information as may be reasonably required in order to permit the Company to obtain such insurance.

D. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or when sent by registered mail, return receipt requested, postage prepaid, as follows: If to the Company, at: Bed Bath & Beyond Inc. 650 Liberty Avenue Union, NJ 07083 If to you, at: Your home address on file with the Company Either party hereto may change its or her address for the purpose of this paragraph by written notice similarly given. E. Neither party hereto may assign its rights or delegate its duties hereunder, except that the Company may assign its rights hereunder to any person that (i) acquires substantially all of the business and assets of the Company (whether by merger, consolidation, purchase of assets or other acquisition transaction), and (ii) agrees in writing to assume the obligations of the Company hereunder. F. This agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. Nothing in this agreement shall create, or be deemed to create, any third party beneficiary rights in any person, including, without limitation, any employee of the Company other than you. You agree that all actions or proceedings relating to this agreement shall be tried and litigated only in the New York State or Federal courts located in the County of New York, State of New York. You hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding. G. If any provision of this agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this agreement, and this agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable. H. This letter sets forth our entire understanding with respect to the subject matter hereof and cannot be changed, waived or terminated except by a writing signed by you and the Company. Any waiver by either party of a breach of any provision of this agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this agreement. This agreement shall be binding on the successors and assigns of the Company. I. Although the Company does not guarantee the particular tax treatment of any payments or benefits paid or provided hereunder, it is the intent of the parties that such payments and benefits comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, our agreement set forth herein shall be interpreted in a manner consistent with such intent. A termination of employment shall not be deemed to have occurred for purposes of any provision providing for payments or benefits that are considered “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” under Code Section 409A. To the extent applicable, if you are deemed on the date of termination to be a “specified employee” (as defined under Code Section 409A(a)(2)(B)), then, any payments that are considered “nonqualified deferred compensation” under Code Section 409A (“409A Payments”) shall be made as provided herein after the date which is the earlier of (i) the expiration of the six-month period measured from the date of your “separation from service,” and (ii) the date of your death (the “Delay Period”). Upon the expiration of the Delay Period, all 409A Payments delayed pursuant to this provision (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to you in a lump sum on the first business day following the end of the Delay Period, and any remaining payments and benefits due hereunder shall be paid in accordance with the normal payment dates specified for them herein. Any right you have hereunder to receive installment payments shall be treated as a right to receive a series of separate and distinct payments. * * * * *

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter. BED BATH & BEYOND INC. By: /s/ Harriet Edelman Name: Harriet Edelman Title: Lead Independent Director of the Board Accepted and agreed: /s/ Sue E. Gove Sue E. Gove [Signature page to Interim CEO Employment Agreement]